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                                                                 EXHIBIT 5

                 [WEIL, GOTSHAL & MANGES LLP LETTERHEAD]

                                                          November 7, 1997

HE Holdings, Inc.

7200 Hughes Terrace

Los Angeles, California 90045

                      Re:   HE Holdings, Inc.--

                          Registration Statement on Form S-4

Ladies and Gentlemen:

  We have acted as counsel to HE Holdings, Inc. (the "Company") in connection with the registration of shares of Class B Common Stock, par value $.01 per share (the "Shares"), of the Company to the stockholders of Raytheon Company ("Raytheon"), a Delaware corporation, as contemplated by that certain Agreement and Plan of Merger by and between the Company and Raytheon, dated as of January 16, 1997 (the "Agreement"). The shares are being registered pursuant to a Registration Statement on Form S-4, filed on November 7, 1997 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended.

  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Agreement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares to be issued pursuant to the Agreement have been duly authorized and, when issued thereunder will be validly issued, fully paid and non-assessable.


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HE Holdings, Inc.

November 7, 1997

Page 2

  The opinions expressed herein are limited to the laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

  The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to any and all references to our firm in the Prospectus which is a part of said Registration Statement.

                                          Very truly yours,

                                          /s/ Weil, Gotshal & Manges LLP